Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Gafisa S.A. of our report dated June 5, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Gafisa’s Annual Report on Form 20-F for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes
São Paulo, Brazil
June 5, 2009